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                                                                      EXHIBIT 99

                                 CERTIFICATION

In connection with the Annual Report of Computer Horizons Corp. Employee Savings Plan (the "Plan") on Form 11-K for the period ended
December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


/s/ Michael Shea                                             June 27, 2003
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Michael Shea, Vice President &
Chief Financial Officer

/s/ William J. Murphy                                        June 27, 2003
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William J. Murphy,
President & Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.